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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 16, 2007

                         VYTERIS HOLDINGS (NEVADA), INC.
             (Exact Name of Registrant as Specified in its Charter)



          Nevada                     000-32741                  84-1394211
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(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)



 13-01 Pollitt Drive, Fair Lawn, NJ                                 07410
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(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code (201) 703-2299
        -----------------------------------------------------------------


        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]   Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

        [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

        [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

        Effective February 16, 2007, Patrick McKiernan, was terminated from the position of Vice President Operations and Principal Accounting Officer of Vyteris Holdings (Nevada), Inc. (the "Corporation").

        Effective February 16, 2007, the Company appointed Joseph Himy as Vice President of Finance and Principal Accounting Officer. In conjunction with such appointment, Mr. Himy's salary was increased to $175,000 per annum and the Company granted to Mr. Himy options to purchase 75,000 shares of the Company's common stock at $0.75 per share, which options vest over a two-year period. Mr. Himy has been with the Company since October 2004, most recently serving as Corporate Controller, responsible for all financial reporting, SEC regulatory compliance, Sarbanes-Oxley implementation and internal controls. Prior to joining the Company, from March 2001 until October 2004, Mr. Himy was the Manager of Financial Reporting at LeCroy Corporation and an Audit Manager at Deloitte and Touche, LLP.




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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         VYTERIS HOLDINGS (NEVADA), INC.




                            By: /s/ Timothy McIntyre
                               ---------------------
                                Name:  Timothy McIntyre
                                Title:   President and Chief Executive Officer



Dated:  February 22, 2007